EXHIBIT 15.2

Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our review report dated August 29, 2001, on the financial statements of Black Mountain Gold, Inc. as of June 30, 2001, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-4 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

October 31, 2001